Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(i)	Registration Statement (Form S-8, No. 333-100635) pertaining to the Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel of Psychiatric Solutions, Inc.;

(ii)	Registration Statement (Form S-8, No. 333-94983) pertaining to the 1997 Equity Incentive Plan of PMR Corporation;

(iii)	Registration Statement (Form S-8, No. 333-38419) pertaining to the 1997 Equity Incentive Plan, 1995 Warrant Grant and the 1996 Stock Option Grants of PMR Corporation;

(iv)	Registration Statement (Form S-8, No. 333-118529) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan and the Amended and Restated Outside Directors’ Non-Qualified Stock Option Plan;

(v)	Registration Statement (Form S-3, No. 333-139013) of Psychiatric Solutions, Inc.;

(vi)	Registration Statement (Form S-8, No. 333-128047) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan;

(vii)	Registration Statement (Form S-8, No. 333-136339) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan; and

(viii)	Registration Statement (Form S-8, No. 333-158957) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan;
of our report dated February 25, 2009, except for Note 1 (paragraphs 5, 26 and 30) and Note 4, as to which the date is November 13, 2009, with respect to the consolidated financial statements of Psychiatric Solutions, Inc., and our report dated February 25, 2009, with respect to the effectiveness of internal control over financial reporting of Psychiatric Solutions, Inc. for the year ended December 31, 2008, included in this current report on Form 8-K.
/s/ Ernst & Young LLP
Nashville, Tennessee
November 13, 2009